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                                                                   Exhibit 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-31227) of our reports dated July 25, 1996 on our audits of the consolidated financial statements and financial statement schedule of Tyco International Ltd. as of June 30, 1996 and 1995 and for the three years in the period ended June 30, 1996, which report is included in the Company's Annual Report on Form 10-K for the year ended June 30, 1996 and of our report dated July 10, 1997 which is included in the Company's current report on Form 8-K on our audits of the consolidated financial statements and the consolidated financial statement schedule of Tyco International Ltd. as of December 31, 1996 and June 30, 1995 and for the years ended December 31, 1996, June 30, 1995 and June 30, 1994 (not presented separately therein). We also consent to the reference to our firm under the caption "Experts."


                                                        COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
July 22, 1997